Exhibit 99.1

Sky Harbour Announces Initial Closing of Equity Raise, Upsized by Additional Participation of Existing and New Long-Term Investors

WEST HARRISON, N.Y.--(BUSINESS WIRE)--Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced it has completed the initial closing of its previously announced equity raise. The company issued 3,955,790 PIPE shares of Class A Common Stock for aggregate net proceeds of approximately $37.58 million, on a net purchase price of $9.50 per share. This constitutes an increase of $5.7 million or 603,684 PIPE shares as the Company accepted additional subscriptions of existing and new long-term investors. A second closing of up to an additional $37.58 million is scheduled for December 20, 2024, with the final amount subject to the exercise of the rights granted as part of this initial closing.

The financing includes participation from investors in the Company’s November 2023 PIPE, including affiliates of Altai Capital and Raga Partners, as well as Boulderado, the family office of SHG Board member Alex Rozek.

The Company plans to leverage the potential proceeds of this PIPE financing from both closings, and other cash on hand, with the previously announced incremental $150 million in private activity debt financing, the latter expected to be issued in the first semester of 2025. The combined proceeds of approximately $240 million is intended to support the phase 1 development projects at approximately 6-7 new airport campuses (or approximately 800,000 additional rentable square feet), beyond the approximately one million rentable square feet already funded. As recently announced, the Company is forecasting to announce another eight ground leases by the end of 2025, bringing the portfolio to 22 airports.

Tal Keinan, Sky Harbour CEO, commented: “This capital funds Sky Harbour’s construction program through 2026, when cash flow will serve as an increasingly significant portion of the company’s development equity needs. We are very pleased that investors who have already contributed to Sky Harbour’s growth are increasing their positions. We welcome our new investors, and expect their contributions to further steepen our trajectory.”

Sky Harbour is also confirmed to present at the 2024 LD Micro Main Event XVII, which is being held October 28th-30th, at the Luxe Sunset Blvd Hotel in Los Angeles, CA.Sky Harbour's management team is scheduled to present on Tuesday October 29th at 3:30-3:55 pm Pacific Time (PT). The presentation will be webcast live and available for replay at https://me24.sequireevents.com/. In addition to the presentation, Sky Harbour Group executives will be available for one-on-one meetings throughout the conference.

For additional information, to request an invitation, or to schedule a one-on-one meeting, please email Sky Harbour Investor Relations at investors@skyharbour.group.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

About Altai Capital

Altai Capital is a technology-focused investment firm founded in 2009 by Rishi Bajaj. Altai Capital makes long-term investments across a diverse range of financial instruments, including debt, private equity, venture capital, and publicly traded securities. To learn more, visit www.altai.com.

About LD Micro

LD Micro, a wholly owned subsidiary of Freedom US Markets, was founded in 2006 with the sole purpose of being an independent resource in the micro-cap space. Through the LD Micro Index and annual investor conferences, LD has served as an invaluable asset to all those interested in discovering the next generation of great companies. For more information of LD Micro, visit www.ldmicro.com.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the expectations regarding future operations at Sky Harbour Corporation and its subsidiaries. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of Sky Harbour Group Corporation (the “Company”) as applicable and are inherently subject to uncertainties and changes in circumstances. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. For more information about risks facing the Company, see the Company’s annual report on Form 10-K for the year ended December 31, 2023, and other filings the Company makes with the SEC from time to time. The Company’s statements herein speak only as of the date hereof, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

SKYH Investor Relations:
investors@skyharbour.group
Attn: Francisco X. Gonzalez, CFO